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                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                             FIDELITY LEASING, INC.

                                    Article 1

                               CORPORATION OFFICE

         Section 1.1: Registered Office. The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

         Section 1.2: Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDER MEETINGS

         Section 2.1: Place of Meeting. All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors.

         Section 2.2: Annual Meeting. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

         Section 2.3: Special Meetings. Special meetings of the shareholders may be called at any time by (i) the Chairman or President or (ii) the Board of Directors. Except as required by law, the shareholders shall not be entitled to call a special meeting of the shareholders.

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         Section 2.4: Notice. Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Such notice shall be given, in accordance with the provisions of Article 19 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.

         Section 2.5: Use of Conference Telephone or Other Equipment. The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.

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                                    Article 3

                             QUORUM OF SHAREHOLDERS

         Section 3.1: Quorum Required. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

         Section 3.2: Quorum Constituted. The presence, in person or by proxy, of shareholders entitled to cast at least one-third of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.

         Section 3.3: Withdrawal of Shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 3.4: Adjournment. If a meeting of shareholders cannot be organized because a quorum is not present, those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

                                    Article 4

                                  VOTING RIGHTS

         Section 4.1: Voting Rights. Except as may be otherwise provided by the Corporation's Articles of Incorporation, at every meeting of shareholders, every shareholder entitled to vote thereat shall be entitled to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. Except as otherwise provided in the Corporation's Articles of Incorporation, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates.

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         Section 4.2: Action by Shareholders. Except as otherwise provided by statute, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting.

         Section 4.3: Voting by Ballot. Unless required by vote of the shareholders before the voting for election of directors begins, the election of such directors need not be by ballot.

         Section 4.4: Nominations for Directors. No shareholder shall be permitted to nominate a candidate for election as a director unless such shareholder shall provide to the Secretary of the Corporation (a) information about such candidate which is equivalent to the information concerning the candidates nominated by the Board of Directors which was contained in the Corporation's proxy statement for the immediately preceding annual meeting of shareholders at which directors were elected if the Corporation distributed a proxy statement to its shareholders in connection with such election of directors or (b) if the Corporation did not distribute such a proxy statement, the following information about such candidate: name, age, any position or office held with the Corporation, a description of any arrangement between the candidate and any other person(s) (naming such person(s)) pursuant to which he was nominated as a director, principal occupation for the five years prior to the election, the number of shares of the Corporation's stock beneficially owned by the candidate and a description of any material transaction or series of transactions to which the Corporation or any of its affiliates is a party and in which the candidate or any of his affiliates has a direct or indirect material interest, which description shall specify the candidate's interest in the transaction, the amount of the transaction and, where practicable, the amount of the candidate's interest in the transaction. Such information shall be provided in writing not later than 120 days before the first anniversary of the preceding annual meeting of shareholders.

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                                    Article 5

                                     PROXIES

         Section 5.1: Authorization of a Proxy; Revocation. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another shareholder or shareholders to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the recovation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

         Section 5.2: Multiple Proxies. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

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                                    Article 6

                                   RECORD DATE

         Section 6.1: Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of the shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or a conversion or exchange of shares.

         Section 6.2: Certification by Nominee. The Board of Directors may by resolution adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in such shareholder's name are held for the account of a specified shareholder or shareholders. Such resolution may set forth: (a) the classification of shareholder who may certify; (b) the purpose or purposes for which the certification may be made; (c) the form of certification and information to be contained therein; (d) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (e) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with this procedure, the shareholders specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

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                                    Article 7

                                SHAREHOLDER LIST

         Section 7.1: Shareholder List. The officer or agent having charge of the share transfer books of the Corporation shall make a complete alphabetical list of the shareholders entitled to vote at any meeting, with their addresses and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting for inspection by any shareholder during the entire meeting except that if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by other means.

         Section 7.2: Effect of List. Failure to comply with the provisions of
Section 7.1 of these Bylaws shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote threat to examine the list.

         Section 7.3: Prima Facie Evidence. The original transfer books for shares of the Corporation, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books for shares or to vote at any meeting.

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                                    Article 8

                               JUDGES OF ELECTION

         Section 8.1: Appointment. Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

         Section 8.2: Vacancies. In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         Section 8.3: Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

         Section 8.4: Report. On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts found by them.

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                                    Article 9

                                    DIRECTORS

         Section 9.1: Number of Directors. Subject to the rights of the holders of any series of preferred stock, or any other series of stock as set forth in the Articles of Incorporation, to elect directors under specified circumstances (such directors being referred to as "Specified Directors"), the number of directors shall be determined by the Board of Directors from time to time. The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors.

         Section 9.2: Selection of Directors. Except as otherwise provided in
Article 11 of these Bylaws, directors shall be selected by the shareholders. The candidates receiving the highest number of votes from the shareholders of each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the shareholders, or class or group of classes, if any, shall be elected. The Board of Directors may, by resolution, divide the directors, other than the Specified Directors, into classes serving staggered terms.

                                   Article 10

                              REMOVAL OF DIRECTORS

         Section 10.1: Removal by Shareholders. Unless otherwise provided in the Articles of Incorporation, the entire Board of Directors, or any class of the Board of Directors or any individual director, may be removed from office by vote of the shareholders entitled to vote thereon only for cause. If the Articles of Incorporation do not prohibit cumulative voting, an individual director shall not be removed (unless the entire Board of Directors or class of directors is removed) from the Board of Directors if sufficient votes are cast against the resolution for such director's removal which, if cumulatively voted as an annual or other regular election of directors, would be sufficient to elect one or more directors to the Board of Directors or a class thereof. If any directors are so removed, new directors may be elected at the same meeting. The Board of Directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

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         Section 10.2: Removal by the Board of Directors. The Board of Directors
may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause.

                                   Article 11

                         VACANCIES ON BOARD OF DIRECTORS

                  Vacancies may be filled by the Board of Directors at any time except as otherwise provided in the Articles of Incorporation with respect to Specified Directors. Directors may be elected by the shareholders to fill any vacancy for an unexpired term on the Board of Directors, regardless of how such vacancy has been created, only if and when authorized by a resolution of the Board of Directors.

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                                   Article 12

                                 POWERS OF BOARD

         Section 12.1: General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are directed or required to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

         Section 12.2: Committees. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

         (a) The submission to shareholders of any action requiring approval of shareholders;

         (b) The creation or filling of vacancies in the Board of Directors;

         (c) The adoption, amendment or repeal of these Bylaws;

         (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

         (e) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

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         Section 12.3: Status of Committee Action. The term "Board of Directors"
or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to Section 12.2.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 13.1: Place; Use of Conference Telephone and Similar Equipment. Meetings of the Board of Directors shall be held at such times and places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

         Section 13.2: Special Meetings. Special meetings of the Board of Directors may be called by the Chairman on one day's notice to each director, either by telephone, or if in writing, in accordance with the provisions of
Article 19 of these Bylaws. Special meetings shall be called by the Chairman or Secretary in like manner and on like notice upon the written request of a majority of the directors in office.

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         Section 13.3: Quorum. At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

                                   Article 14

                            ACTION BY WRITTEN CONSENT

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.

                                   Article 15

                            COMPENSATION OF DIRECTORS

         Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

                                   Article 16

                                    OFFICERS

         Section 16.1: In General. The Corporation shall have a Chief Executive Officer, President, Secretary and Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers and assistant officers as the Board of Directors may authorize from time to time. The Treasurer may be a corporation. It shall not be necessary for the officers to be directors. Any number of offices may be held by the same person. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

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         Section 16.2: Standard of Care. An officer shall perform his duties as an officer of good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

         Section 16.3: Removal. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 16.4: Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the Corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

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         Section 16.5: Chief Executive Officer. The Chief Executive Officer
shall be the chief executive officer of the Corporation. He shall also be the Chairman of the Board and shall preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The Chief Executive Officer shall also have the right to delegate such power.

         Section 16.6: President. The President shall have the general responsibility for the management of the business of the Corporation and shall exercise or perform all the powers and duties usually incident to the office of President.

         Section 16.7: Vice President. The Vice President, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors, or in default of such determination, by the order in which they were first elected or appointed. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

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         Section 16.8: Secretary. The Secretary shall attend all sessions of the
Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee or any other committee of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the corporate seal of the Corporation, and may affix the same to any instrument requiring it and attest the same.

         Section 16.9: Treasurer. The Treasurer may be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Corporation. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the Corporation in such depositary or depositaries as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the Chief Executive Officer and to the directors, at the regular meetings of the Board or whenever the Chief Executive Officer or the Board may require it, an account of all his transactions as Treasurer and the results of operations and financial condition of the Corporation. Only if required by the Board, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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         Section 16.10: Delegation of Officers' Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board; and in case of the absence of any officer or assistant officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

                                   Article 17

             LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

                    OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 17.1: Limitation of Directors' Liability. No director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the director has breached or failed to perform the duties of such director?s office under Subchapter B of Chapter 17 of the BCL, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.
         Section 17.2: Indemnification and Insurance.

                  (a)  Indemnification of Directors and Officers.

                       (i) Each Indemnitee (as defined below) shall be indemnified, defended and held harmless by the Corporation for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys? fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

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                       (ii) The right to indemnification provided in this
Section shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law so requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

                       (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such person?s heirs, executors and administrators.

                       (iv) (a) For purposes of this Article, (A) "Indemnitee" shall mean each current or former director and current or former officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration. If a director or officer of this Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (1) this Corporation has at least a 50% equity interest in such other entity and such person has no equity interest in such other entity, or (2) such other entity is directly or indirectly controlled by this Corporation, such person shall be persumed (unless this Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this Corporation.

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                  (b) Indemnification of Employees and Other Persons. The
Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this subsection (b).

                  (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or directors, or otherwise.

                  (d) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

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                  (e) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or directors, or otherwise.

                  (f) Defense of Certain Proceedings. As soon as practicable after receipt by any Indemnitee of notice of the commencement of any Proceeding, such Indemnitee shall, if a claim with respect thereto may be made against the Corporation under Section 17.2, notify the Corporation in writing of the commencement of such Proceeding; provided, however, that failure so to notify the Corporation shall not relieve the Corporation from any liability under
Section 17.2 unless the Corporation shall have been prejudiced by such failure, or from any other liability which it may have to such Indemnitee other than under Section 17.2. With respect to any Proceeding, the Corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires the Corporation, jointly with any other indemnifying party, shall be entitled to assume the defense of Indemnitee in the Proceeding, with counsel selected by the Corporation to the reasonable satisfaction of Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of Indemnitee in the Proceeding, the Corporation shall not be liable to such Indemnitee under Section 17.2 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense of Indemnitee in the Proceeding other than as otherwise provided herein. Indemnitee shall have the right to employ Indemnitee?s own counsel in such Proceeding where the Corporation has assumed the defense of the Indemnitee, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of Indemnitee in the Proceeding shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee shall have been authorized by the Corporation; or (ii) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and such Indemnitee in the conduct of the defense of the Proceeding or that the defense conducted by the Corporation may not be adequate; or (iii) the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought against an Indemnitee by or on behalf of the Corporation.

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                  (g) Arbitration. Any dispute related to the right to
indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the Indemnitee and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the Corporation and the Indemnitee cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the Indemnitee have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. The party or parties challenging the right of an Indemnitee to the benefits of this Article shall have the burden of proof. The Corporation shall reimburse an Indemnitee for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the Indemnitee under Section 17.1(a)(i) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

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                  (h) Certain Exceptions. Notwithstanding anything in the
foregoing to the contrary, the Corporation shall not be obligated to indemnify any person (i) for any amounts paid in settlement of an action indemnified against by the Corporation, unless pursuant to prior written consent of the Corporation, or (ii) except as provided in subsection (g) of these Bylaws, with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense.

         Section 17.3: Amendment. The provisions of this Article relating to the limitation of directors? liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person?s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of directors? liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

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         Section 17.4: Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   Article 18

                                     SHARES

         Section 18.1: Share Certificates. All shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby, the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the Chief Executive Officer, President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

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

         Section 18.2: Transfer of Shares. Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded on the share register of the Corporation. Except as otherwise provided pursuant to Section 6.2 hereof, a transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article I of the Pennsylvania Uniform Commercial Code.

         Section 18.3: Lost Certificates. Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

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         Section 18.4: Voting Trusts. Unless the laws of the Commonwealth of
Pennsylvania or the Articles of Incorporation of the Corporation shall otherwise provide, one or more shareholders may, by agreement in writing, surrender their shares to the Corporation and cause new certificates to be issued therefor in the name of the transferee for the purpose of vesting in such transferee voting or other rights pertaining to the shares upon the terms and conditions and for the period stated in the agreement.

                                   Article 19

               MANNER OF GIVING WRITTEN NOTICE; WAIVERS OF NOTICE

         Section 19.1 Manner of Giving Notice. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex, TWX or telecopier (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex, TWX or telecopier, when dispatched.

         Section 19.2: Waiver of Notice. Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

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                                   Article 20

                                   AMENDMENTS

         Section 20.1: Amendment by Shareholders. These Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the votes cast by the shareholders at any regular or special meeting duly convened after written notice to the shareholders that the purpose, or one of the purposes, of the meeting is to consider the amendment or repeal of these Bylaws and the adoption of new Bylaws. There shall be included in, or enclosed with, the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby.

         Section 20.2; Amendment by Board of Directors. Except as provided in
Section 1504(b) of the BCL or otherwise provided herein, these Bylaws may be amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened, subject to the power of the shareholders to change such action of the Board of Directors.


Approved by the Corporation
by vote of the sole shareholder
and the Board of Directors
effective June 21, 1999

________________________
       Secretary

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